UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 16, 2008 (Date of earliest event reported)	Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 16, 2008, Charles & Colvard, Ltd. (the “Company”) issued a press release announcing that on July 14, 2008, Jewelnet Corporation d/b/a K&G Creations (“Jewelnet I”) and Jewelnet Acquisition Corporation d/b/a K&G Creations (“Jewelnet II”) (Jewelnet I and Jewelnet II, collectively, the “Defendants”) filed their answer, counterclaim and related pleadings (collectively, the “Answer”) against the Company in the United States District Court, Eastern District of North Carolina, Western Division, Case No. 5:08-cv-00274, in response to the Company’s complaint filed against the Defendants on June 16, 2008. This Answer responds to the Company’s action to collect in excess of $2.8 million the Defendants owe the Company for moissanite jewel purchases pursuant to a Manufacturing Agreement between the Defendants and the Company that was terminated as of December 31, 2007.

In the Answer, the Defendants generally denied the Company’s claims and asserted counterclaims against the Company and certain of its officers, including Robert S. Thomas, Dennis M. Reed, James R. Braun and Barbara Mooty, for alleged breach of the Manufacturing Agreement in connection with alleged overcharges for moissanite jewels, misrepresentations regarding pricing, interference with Defendants’ business relationships, forcing Defendants out of the moissanite business and related matters. Defendants are seeking in excess of $50 million in related damages. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated July 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ James R. Braun
James R. Braun
Vice President of Finance & Chief Financial Officer

Date: July 17, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
Exhibit 99.1	Press Release dated July 16, 2008.